Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding Fidelity Capital & Income Fund of Fidelity Summer Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 65 to the Trust's Registration Statement on Form N-1A (File No. 002-58542 and 811-02737) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 62 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

June 28, 2005